UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 13, 2011

NEOPROBE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-26520	31-1080091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

425 Metro Place North, Suite 300, Columbus, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(614) 793-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

On September 14, 2011, Brent L. Larson, the Senior Vice President; Chief Financial Officer; Treasurer and Secretary of Neoprobe Corporation (the "Company"), and Rodger A. Brown, the Vice President, Regulatory Affairs and Quality Assurance of the Company, adopted Rule 10b5-1 sales plans. Additionally, on September 13, 2011, David C. Bupp, a member of the Company's Board of Directors and the Company's former President and Chief Executive Officer, adopted a Rule 10b5-1 sales plan (each of the aforementioned Rule 10b5-1 sales plan are hereinafter referred to individually as a "Plan," and collectively as the "Plans"). Messrs. Larson, Brown and Bupp, in cooperation with the Company, intend for the Plans to become effective after the Company has received notice from the United States Food and Drug Administration regarding acceptance of its new drug application for Lymphoseek® (tilmanocept), a proprietary radioactive lymphatic mapping targeting agent being developed by the Company for use in a surgical procedure known as Intraoperative Lymphatic Mapping.  Pursuant to the terms of each Plan, Messrs. Larson, Brown and Bupp's respective brokers may sell a specified amount of the Company's common stock ("Common Stock") held by Messrs. Larson, Brown or Bupp, as applicable, including, with respect to the Plans established for Messrs. Larson and Brown, Common Stock to be acquired upon the exercise of stock options, provided that the price per underlying share is at or above prices specified in each respective Plan.  The Plans for Messrs. Larson and Brown will commence on November 1, 2011, and the Plan for Mr. Bupp will begin on October 17, 2011.

The maximum number of shares that may be sold during the duration of the Plans is equal to: (1) 125,000 shares of Common Stock for Mr. Larson, representing 12% of Mr. Larson’s equity holdings in the Company as of September 14, 2011 (including vested and unvested stock options); (2) 73,715 shares of Common Stock for Mr. Brown, representing 14% of Mr. Brown’s equity holdings in the Company as of September 14, 2011 (including vested and unvested stock options); and (3) 300,000 shares  of Common Stock for Mr. Bupp, representing 6% of Mr. Bupp’s equity holdings in the Company as of September 13, 2011 (including vested and unvested stock options).  The Plans are also intended to spread the proposed sales over various periods of time up to one year.  In the case of Mr. Larson’s and Mr. Brown’s Plans, they spread the intended sales over a period of one year.  Mr. Larson intends to sell the shares underlying his Plan ratably over one year.  Mr. Brown intends to sell 28,715 shares in the initial month of his Plan and the remainder ratably over one year.  Mr. Bupp intends to sell the shares underlying his Plan ratably over six months.  The Plans will terminate upon the earliest of: (1) November 1, 2012, for the Plans in place for Messrs. Larson and Brown, and April 13, 2012, for the Plan established for Mr. Bupp; (2) the date that Mr. Larson, Mr. Brown, or Mr. Bupp, as applicable, provides written notice to his broker of the termination of his Plan; (3) the completion of all sales contemplated by the applicable Plan; (4) the conclusion of Mr. Larson, Mr. Brown, or Mr. Bupp, as applicable, or their respective brokers, that a Plan, or the sales effected thereby, are not in compliance with Rule 10b5-1 or other applicable securities laws; or (5) other termination provisions specified in the respective Plans.

Rule 10b5-1 permits officers and directors of public companies, who are not in possession of material, non-public information, at the time a 10b5-1 sales plan is implemented to adopt pre-determined plans for buying or selling specified amounts of securities. Each of the Plans was adopted in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company's policies regarding stock transactions. The Company's executive officers and directors enter into Rule 10b5-1 sales plans to diversify their assets and obtain liquidity to meet financial obligations and for estate planning purposes. All sales of Common Stock under the Plans will be reported through appropriate filings with the United States Securities and Exchange Commission. The summary of the Plans contained herein is not intended to be a comprehensive description of the terms of the Plans. We do not undertake any obligation to report Rule 10b5-1 plans that may be adopted by any of our directors or officers from time to time, or to report any modification or termination of such plans.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Neoprobe Corporation

Date: September 19, 2011	By:	/s/ Brent L. Larson
Brent L. Larson, Senior Vice President and Chief Financial Officer